UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)      November 26, 2007
THE TALBOTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts		02043

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 – Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     On November 26, 2007, The Talbots, Inc. (“Talbots”) entered into an amendment (the “Loan Amendment”) to its term loan (the “Term Loan”), dated July 24, 2006, among Talbots, certain specified lenders and Mizuho Corporate Bank, LTD., as arranger and administrative agent. The Loan Amendment has an effective date of November 26, 2007. Under the terms of the Loan Amendment, the leverage ratio and the fixed charge coverage ratio financial covenants were amended.
     Under the original Term Loan agreement, the leverage ratio, as defined by the agreement, could not exceed 2.50 to 1.00. Under the Loan Amendment, the leverage ratio, as defined by the original Term Loan agreement, may not exceed the applicable ratios set forth below:

Fiscal Quarter End	Leverage Ratio
Third fiscal quarter 2007 through fourth fiscal quarter 2008	4.00 to 1.00

First fiscal quarter 2009 through fourth fiscal quarter 2009	3.50 to 1.00

First fiscal quarter 2010 and each fiscal quarter thereafter	3.00 to 1.00
     Under the original Term Loan agreement, the fixed charge coverage ratio, as defined by the agreement, could not be less than 1.60 to 1.0. Under the Loan Amendment, the fixed charge coverage ratio, as defined by the original Term Loan agreement, may not be less than the applicable ratios set forth below:

Fiscal Quarter End	Fixed Charge Coverage Ratio
Third fiscal quarter 2007 through fourth fiscal quarter 2008	1:25 to 1:00

First fiscal quarter 2009 through fourth fiscal quarter 2009	1.40 to 1.00

First fiscal quarter 2010 and each fiscal quarter thereafter	1.60 to 1.00
     The foregoing summary is subject in all respects to the actual terms of the agreement, a copy of which is attached as Exhibit 10.1 to the Form 8-K.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Waiver and Amendment No. 1 to the Term Loan Agreement, dated as of November 26, 2007, between The Talbots, Inc., the lenders from time to time party thereto and Mizuho Corporate Bank, Ltd., as arranger and administrative agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Date November 26, 2007	By: /s/ Carol Stone
	Name:	Carol Stone
	Title:	Vice President, Corporate Controller